UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 11, 2024

NAYA BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-39701	20-4036208
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5582 Broadcast Court

Sarasota, FL 34240

(Address of principal executive offices, including zip code)

(978) 878-9505

(Registrant’s telephone number, including area code)

INVO Bioscience, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	NAYA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

NAYA Biosciences, Inc., formerly known as INVO Bioscience, Inc. (the “Company” or “NAYA”) is filing this Form 8-K/A (“Amendment No 1”) to its Current Report on Form 8-K as originally filed with the Securities and Exchange Commission on October 15, 2024 (the “Original Filing”), to provide audited financial statements of NAYA Therapeutics, Inc (“Legacy NAYA”) as of and for the years ended December 31, 2023 and December 31, 2022, unaudited financial statements of Legacy NAYA as of September 30, 2024 and for the nine months ended September 30, 2024 and 2023, unaudited pro forma Balance Sheet and Statement of Operations of the Company and Legacy NAYA for the nine month period ended September 30, 2024, and unaudited pro forma Statement of Operations of the Company and Legacy NAYA for the fiscal year ended December 31, 2023 and of Wisconsin Fertility Institute for the period January 1, 2023 through August 9, 2023. This Amendment No. 1 also updates Item 1.01 to reflect the name change of the Company from INVO Bioscience, Inc. to NAYA Biosciences, Inc. and to reflect an agreement to issue a pre-funded common stock purchase warrant in lieu of certain shares of the Company’s common stock. No other changes have been made from the Original Filing.

Item 1.01	Entry into a Material Definitive Agreement.

Amended and Restated Merger Agreement

On October 11, 2024 (the “Effective Time”), NAYA, Merger Sub, and Legacy NAYA, entered into the Merger Agreement and consummated and the transactions contemplated thereby. Upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub merged with and into Legacy NAYA, with Legacy NAYA continuing as the surviving corporation and a wholly owned subsidiary of the Company.

At the Effective Time and as a result of the consummation of the Merger:

●	Each share of Class A common stock, par value $0.000001 per share, and Class B common stock, par value $0.000001 per share, of Legacy NAYA (“Legacy NAYA common stock”) outstanding immediately prior to the effective time of the Merger, other than certain excluded shares held by Legacy NAYA as treasury stock or owned by the Company or Merger Sub, automatically converted into the right to receive 118,148 shares of the Company’s common stock and 30,375 shares of the Company’s newly-designated Series C-1 Convertible Preferred Stock (the “Series C-1 Preferred”). The Series C-1 Preferred is not redeemable, has no voting rights, and may not be converted into shares of the Company’s Common Stock unless and until the Company’s stockholders approve the issuance of common stock upon conversion of the Series C-1 Preferred. If the Company’s stockholders approve the issuance of common stock upon conversion of the Series C-1 Preferred, such Series C-1 Preferred will automatically convert into approximately 29,515,315 shares of the Company’s common stock, subject to adjustment if, as a result of such conversion if, after giving effect to the conversion or issuance, any single holder, together with its affiliates, would beneficially own in excess of 19.99% of the Company’s outstanding common stock. A description of the rights, preferences, and privileges of the Series C-1 Preferred are set forth in Item 5.03 below.

●	Certain outstanding debt obligations of Legacy NAYA, including a portion of an amended and restated senior secured convertible debenture issued to Five Narrow Lane LP (“FNL”), with a combined principal balance of $8,575,833 converted into the right to receive 669,508 shares of the Company’s common stock and 8,576 shares of the Company’s newly-designated Series C-2 Convertible Preferred Stock (the “Series C-2 Preferred”). The Company and FNL have agreed that the Company shall issue to FNL a pre-funded common stock purchase warrant to purchase up to 459,508 shares of the Company’s common stock in leiu of 459,508 shares of the aforementioned common stock. The Series C-2 Preferred is only redeemable upon a “Bankruptcy Triggering Event” or a “Change of Control” that occurs 210 days after the closing date of the Merger. The Series C-2 Preferred may not be converted into shares of the Company’s Common Stock unless and until the Company’s stockholders approve the issuance of common stock upon conversion of the Series C-2 Preferred. If the Company’s stockholders approve the issuance of common stock upon conversion of the Series C-2 Preferred, such Series C-2 Preferred will be convertible at the option of the holders into approximately 12,441,607 shares of the Company’s common stock, subject to limitations on beneficial ownership by the holders thereof. A description of the rights, preferences, and privileges of the Series C-2 Preferred are set forth in Item 5.03 below.

●	The remaining balance of the amended and restated senior secured convertible debenture issued to FNL in the amount of $3,934,146 was exchanged for a 7.0% Senior Secured Convertible Debenture in the principal balance of $3,934,146 due December 11, 2025 (the “Debenture”). A description of the rights, preferences, and privileges of the Debenture are set forth below.

●	Legacy NAYA has been renamed to “NAYA Therapeutics Inc.”

In addition, Legacy NAYA stock options shall be converted into Company options to acquire a number of shares of the Company’s common stock equal to the number of shares of Legacy NAYA common stock subject to such Legacy NAYA options multiplied by 8.9108 (the “Exchange Ratio”) (rounded up to the nearest whole share) at an exercise price per share of such Legacy NAYA stock option divided by the Exchange Ratio, and Legacy NAYA restricted stock units shall be converted into Company restricted stock units representing the right to receive a number of shares of the Company’s common stock equal to the number of shares of Legacy NAYA common stock subject to such Legacy NAYA restricted stock unit multiplied by the Exchange Ratio. However, such options may not be exercised for shares of the Company’s common stock and such restricted stock units may not be settled for shares of the Company’s common stock unless and until the Company’s stockholders approve the issuance of common stock upon exercise of such options and settlement of such restricted stock units.

In connection with the Merger, Dr. Daniel Teper, Legacy NAYA’s current Chairman and Chief Executive Officer, was appointed President of the Company, and Dr. Teper will remain as Legacy NAYA’s Chief Executive Officer. The combined company will be led by NAYA Chief Executive Officer Steven Shum, NAYA Chief Financial Officer Andrea Goren, and Dr. Teper. In addition, Dr. Teper and Ms. Lyn Falconio have been appointed to the Company’s board of directors.

Pursuant to the Merger Agreement, the Company is required to hold a meeting of its stockholders to, among other things, (i) ratify the Merger Agreement and the transactions contemplated thereby, including the Merger, (ii) approve the increase in the amount of authorized shares under the Company’s Second Amended and Restated 2019 Stock Incentive Plan, (iii) approve the issuance of the Company’s common stock issuable upon conversion of the Series C-1 Preferred and Series C-2 Preferred, and (iv) approve an amendment to the Company’s articles of incorporation to (1) increase the number of shares of the Company’s authorized common stock to 100,000,000 shares, and (2) effectuate a reverse stock split of the Company’s common stock at a ratio ranging from any whole number between 1-for-2 and 1-for-20, as determined by the Company’s board of directors in its discretion. The Company also agreed to take all action necessary to hold the aforementioned stockholder meeting as soon as reasonably practicable.

Pursuant to both the Merger Agreement and the Assignment Agreement described below, the Company has agreed to file a registration statement with the SEC to register for resale the shares of the Company’s common stock issued pursuant to the Merger and the shares of common stock issuable upon exercise or conversion of the Series C-1

Preferred, the Series C-2 Preferred, and the Debenture, as applicable, as soon as practicable but in no event later than 30 days after the Closing Date.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, Merger Sub, or Legacy NAYA. The representations, warranties, and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties, and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Merger Sub or Legacy NAYA or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s or Legacy NAYA’s public disclosures.

7.0% Senior Secured Convertible Debenture

In connection with the Merger, on October 11, 2024, the Company issued the Debenture to FNL in an exchange of an outstanding note of Legacy NAYA held by FNL. The Debenture carries an interest rate of seven percent (7%) per annum, payable on the first business day of each calendar month commencing November 1, 2024. The maturity date of the Debenture is December 11, 2025 (the “Maturity Date”), at which point the outstanding principal amount, together with any accrued and unpaid interest and other fees, shall be due and payable to the holder of the Debenture.

Conversion. At any time after the Company’s stockholders approve the issuance of any Company common stock upon conversion of the Debenture, the holder of the Debenture will be entitled to convert any portion of the outstanding and unpaid principal amount and accrued interest into shares of Company common stock at a conversion price of $0.93055 per share, subject to adjustment as described therein. The Debenture may not be converted and shares of Company common stock may not be issued upon conversion of the Debenture if, after giving effect to the conversion or issuance, the holder together with its affiliates would beneficially own in excess of 4.99% of the outstanding common stock of the Company.

Prepayment. The Company may not prepay the Debenture without the prior written consent of FNL.

Monthly Redemption. Commencing March 14, 2025 and on the 14th of each month thereafter until the Maturity Date, the Company shall redeem $437,127.24, plus accrued but unpaid interest and other fees, of the principal amount of the Debenture.

Mandatory Redemption. While any portion of the Debenture is outstanding, if the Company receives gross proceeds of more than $3,000,000 from any equity or debt financings (other than a public offering as described herein), the Company shall, at the option of the holder, apply one-third (1/3) of such gross proceeds to the redemption of the principal amount of the Debenture, except that if such equity or debt financing is a public offering of the Company’s securities pursuant to a registration statement on Form S-1, the Company shall, at the option of the holder, apply one hundred percent (100%) of such gross proceeds, not to exceed $500,000, to the redemption of the principal amount of the Debenture. The Company has also agreed that, if it received gross proceeds of more than $2,000,000 from any equity or debt financing, it shall, at the option of the holder, apply $500,000 of such gross proceeds to the redemption of the principal amount of the Debenture.

The Debenture contains events representations, warranties, covenants, and events of default that are customary for similar transactions. Upon an event of default, the Debenture becomes immediately due and payable, and the Borrower is subject to a default rate of interest of 15% per annum and a default sum as stipulated.

The foregoing description of the Debenture does not purport to be complete and is qualified in its entirety by reference to the Debenture, which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Joinder Agreement

In connection with the Merger, the Company entered in a joinder agreement (the “Joinder Agreement”) with FNL dated as of October 11, 2024 to a certain securities purchase agreement dated as of January 3, 2024 by and between Legacy NAYA and FNL (the “FNL SPA”) pursuant to which the Company agreed to become a party to the FNL SPA.

The foregoing description of the Joinder Agreement does not purport to be complete and is qualified in its entirety by reference to the Joinder Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Assignment and Assumption Agreement

In connection with the Merger, on October 11, 2024, the Company entered in an assignment and assumption agreement (the “Assignment Agreement”), pursuant to which the Company agreed to assume the rights, duties, and liabilities of Legacy NAYA under a certain registration rights agreement dated as of September 12, 2024 by and between Legacy NAYA and FNL, pursuant to which the Company agreed to register FNL’s resale of shares of Company common stock issuable upon conversion of the Debenture and the Series C-2 Preferred as well as certain commitment shares issued to FNL in connection with the transactions.

The foregoing description of the Assignment Agreement does not purport to be complete and is qualified in its entirety by reference to the Assignment Agreement, which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Second Amendment to Revenue Loan and Security Agreement

On October 11, 2024, the Company entered into a second amendment to Revenue Loan and Security Agreement (the “Second Amendment”) with Decathlon Alpha V, L.P. (“Decathlon”), Steven Shum, and certain subsidiaries of the Company (the “Guarantors”), pursuant to which Decathlon consented to the Merger and Legacy NAYA becoming a subsidiary of the Company. Pursuant to the Second Amendment, Legacy NAYA joined the Revenue Loan and Security Agreement as a Guarantor. The Company agreed to pay down its loan by at least $500,000 and increase its monthly payments by up to $30,000 if the Company closes a private offering of its securities. The Company also agreed to retain an investment banker to pursue a financing or a sale if it fails to meet certain liquidity covenants. The Company also agreed to enter into an intercreditor agreement with Decathlon and Five Narrow Lane LP within 5 business days of the Merger.

The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the Second Agreement, which is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired.

The following financial statements of NAYA Therapeutics, Inc. (“Legacy NAYA”) are being filed as exhibits to this Current Report on Form 8-K:

(i) The audited financial statements of Legacy NAYA as of and for the years ended December 31, 2022 and 2023 and related notes, attached as Exhibit 99.1.

(ii) The unaudited financial statements of Legacy NAYA as of September 30, 2024 and for the nine months ended September 30, 2024 and 2023 and related notes, attached as Exhibit 99.2.

(b)	Pro Forma Financial Information*

(i) The unaudited pro forma Balance Sheet and Statement of Operations of the Company and Legacy NAYA for the nine month period ended September 30, 2024; and

(ii) The unaudited pro forma Statement of Operations of the Company and Legacy NAYA for the fiscal years ended December 31, 2023 and of Wisconsin Fertility Institute for the period January 1, 2023 through August 9, 2023.

*Attached as Exhibit 99.4

(d) Exhibits.

Exhibit No.	Exhibit
2.1*	Amended and Restated Agreement and Plan of Merger, entered into as of October 11, 2024, by and among NAYA Biosciences, Inc., INVO Bioscience, Inc., INVO Merger Sub Inc.
3.1*	Amendment to Articles of Incorporation of INVO Bioscience, Inc.
3.2*	Certificate of Designation Establishing Series C-1 Convertible Preferred Stock of INVO Bioscience, Inc.
3.3*	Certificate of Designation Establishing Series C-2 Convertible Preferred Stock of INVO Bioscience, Inc.
4.1*	7.0% Senior Secured Convertible Debenture.
10.1*	Joinder Agreement by and among Five Narrow Lane LP and INVO Bioscience, Inc. dated as of October 11, 2024
10.2*	Assignment and Assumption Agreement by and among NAYA Biosciences, Inc. and INVO Bioscience, Inc. dated as of October 11, 2024
10.3*	Second Amendment to Revenue Loan and Security Agreement by and among Steven Shum, INVO Bioscience, Inc., the Guarantors, and Decathlon Alpha V, L.P. dated October 11, 2024.
99.1*	Press Release dated October 14, 2024.
99.2	Audited financial statements of NAYA Therapeutics, Inc. as of and for the years ended December 31, 2023 and 2022.
99.3	Unaudited financial statements of NAYA Therapeutics, Inc. as of September 30, 2024 and for the nine months ended September 30, 2024 and 2023.
99.4	Pro Forma Financial Statements listed under Item 9.01(b) above.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 12, 2024	NAYA BIOSCIENCES, INC.

/s/ Steven Shum
Steven Shum
Chief Executive Officer

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